EXHIBIT 4.15






                             Dated 23 December 2002




                               NETIA HOLDINGS B.V.

                                       and

                                 THE GUARANTORS
                                  named herein

                                       and

                              THE BANK OF NEW YORK

                                       and

                              ING BANK SLASKI S.A.



                              PAYING, REGISTRAR AND
                            TRANSFER AGENCY AGREEMENT
                  relating to 10% Senior Secured Notes due 2008

                                  Ref: AMS/ARYB


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                                TABLE OF CONTENTS

                                                                                                            PAGE
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1         DEFINITIONS..........................................................................................2

2         APPOINTMENTS.........................................................................................3

3         AUTHENTICATION; TRANSFER AND EXCHANGE OF GLOBAL NOTES................................................3

4         PAYMENT BY THE ISSUER................................................................................4

5         NOTIFICATION IN THE EVENT OF NON-PAYMENT.............................................................5

6         PAYMENT BY THE PAYING AGENTS.........................................................................5

7         REPAYMENT AND EARLY REDEMPTION.......................................................................7

8         CANCELLATION OF NOTES................................................................................7

9         ISSUE OF REPLACEMENT DEFINITIVE REGISTERED NOTES.....................................................8

10        DUTIES OF THE TRANSFER AGENT IN RESPECT OF TRANSFERS................................................10

11        DUTIES OF THE REGISTRAR.............................................................................11

12        DOCUMENTS AND DEFINITIVE REGISTERED NOTES FOR THE TRANSFER AGENT....................................12

13        INFORMATION AND REGULATIONS CONCERNING THE NOTES....................................................15

14        REMUNERATION........................................................................................16

15        PAYING AGENTS.......................................................................................16

16        MISCELLANEOUS.......................................................................................17

17        CHANGES IN AGENTS...................................................................................19

18        NOTICES.............................................................................................20

19        GOVERNING LAW AND JURISDICTION......................................................................22

20        COUNTERPARTS........................................................................................22

21        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999........................................................22

SCHEDULE REGULATIONS CONCERNING THE TRANSFER AND REGISTRATION OF NOTES IN DEFINITIVE FORM.....................25


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THIS AGREEMENT is made on 23 December 2002

BETWEEN:

(3) NETIA HOLDINGS B.V., with corporate seat in Amsterdam and whose office address is at Amsteldijk 166-6, 1079LH Amsterdam, The Netherlands (the "ISSUER");

(4) NETIA HOLDINGS S.A., whose registered office is at ul. Poleczki 13, 02-822 Warsaw, Poland; NETIA TELEKOM S.A., whose registered office is at ul. Poleczki 13, 02-822 Warsaw, Poland; NETIA SOUTH SP. Z O.O., whose registered office is at ul. Poleczki 13, 02-822 Warsaw, Poland (each a "Guarantor" and, together, the "GUARANTORS");

(5) THE BANK OF NEW YORK, acting through its London Branch at 48th Floor, One Canada Square, London E14 5AL, as principal paying agent and transfer agent (the "PRINCIPAL PAYING AGENT");

(6) THE BANK OF NEW YORK, whose registered office is at 101 Barclay Street, New York, New York 10286 as paying and transfer agent (the "U.S. PAYING AGENT");

(7) THE BANK OF NEW YORK (LUXEMBOURG) S.A., whose registered office is at 1A Hohenhof, Senningerberg, Luxembourg, as paying agent and transfer agent (the "LUXEMBOURG PAYING AGENT");

(8) THE BANK OF NEW YORK, acting through its London Branch at 48th Floor, One Canada Square, London E14 5AL, as registrar (the "REGISTRAR");

(9) THE BANK OF NEW YORK, acting through its London Branch at 48th Floor, One Canada Square, London E14 5AL, as trustee for the persons for the time being the holders of the Notes referred to below (the "TRUSTEE", which expression shall include its successors as such trustee or joint trustee); and

(10) ]ING BANK SLASKI S.A., whose registered office is at ul. Sokolska 34,40-086 Katowice, Poland, as security agent (the "SECURITY AGENT").

WHEREAS:

(A) The Issuer has agreed to issue 10% Senior Secured Notes due 2008 (the "NOTES") in an aggregate principal amount at the date hereof of up to
     (euro)50,000,000.

(B) The Notes are constituted by an indenture (the "INDENTURE") dated 23 December 2002 and made between the Issuer, the Guarantors and the Trustee.

(C) The Notes will be in registered form in denominations of (euro)1,000 and integral multiples thereof without coupons attached.

(D) The Security Agent will act as security agent in Poland in respect of the Notes.

NOW IT IS HEREBY AGREED as follows:

1    DEFINITIONS

1.1 Terms defined or construed in the Notes or the Indenture shall, unless the context otherwise requires, have the same meanings when used herein. In addition:

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of New York, New York, the city of London, England and Warsaw, Poland are authorised or obligated by law or executive order to close and which is a day on which the TARGET system is operating

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     "DEFINITIVE REGISTERED NOTE" means a Definitive Registered Note for a Note in definitive form, in or substantially in the form set out in Exhibit A of the Indenture and issued or to be issued (as the case may be) in the name of a holder of Notes;

     "PAYING AGENT" means, as the context requires, the Principal Paying Agent, the Luxembourg Paying Agent and/or the U.S. Paying Agent;

     "PROCEEDINGS" has the meaning set out in Clause 20.2;

     "REGISTER" has the meaning set out in Clause 11.2;

     "REGULATIONS" has the meaning set out in Clause 14.2; and

     "REGULATION S" means Regulation S under the U.S. Securities Act of 1933, as amended;

     "TARGET SYSTEM" means the Trans-European Automated Real-Time Cross Settlement Express Transfer (TARGET) System or any successor thereto.

     "TRANSFER AGENT" means, as the context requires, the Principal Paying Agent, the Luxembourg Paying Agent and/or the U.S. Paying Agent.

1.2 References in this Agreement to "PRINCIPAL PAYING AGENT", "PAYING AGENT", "TRANSFER AGENT", "REGISTRAR", "SECURITY AGENT" and "AGENTS" shall mean and include each Principal Paying Agent, Paying Agent, Transfer Agent, Registrar, Security Agent and Agent from time to time appointed to exercise the powers and undertake the duties hereby conferred and imposed upon the Principal Paying Agent, Paying Agent, Transfer Agent, Registrar, Security Agent and Agents and notified to the Holders in accordance with Clause 17.

1.3 The Principal Paying Agent, Paying Agent, Transfer Agent, Security Agent and Registrar are collectively referred to as the "AGENTS". ------

1.4 References in this Agreement to principal and/or interest shall include any premium payable pursuant to the Indenture and any Additional Amounts payable pursuant to Section 9.23 of the Indenture or any undertakings given pursuant to the Indenture in addition to, or in substitution for, Section
     9.23 of the Indenture.

2    APPOINTMENTS

2.1 Each of the Issuer and the Guarantors hereby appoints, on the terms and subject to the conditions of this Agreement, the Agents (except in the case of the Security Agent) as its agents to perform the services described herein, and the Agents (except in the case of the Security Agent) hereby accept their appointment as such agents.

2.2 The Trustee hereby appoints, on the terms and subject to the conditions of this Agreement, the Security Agent to perform the services described in this Agreement and the Security Agent hereby accepts its appointment as the Security Agent.

2.3 Except in Clause 18, references to the Agents are to them acting solely through their respective specified offices.

2.4  The obligations of the Agents are several and not joint.

3    AUTHENTICATION; TRANSFER AND EXCHANGE OF GLOBAL NOTES

3.1  Global Notes


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     Immediately before issue, the Issuer shall deliver the Global Notes executed by the Issuer to or to the order of the Registrar for authentication together with information as to identities of the Holders, their respective entitlements to the Notes and their respective account details at Euroclear, Clearstream Banking and DTC. The Registrar (or its agent on its behalf) shall, after authenticating the Global Notes (in accordance with Section 2.2 of the Indenture), deliver the Global Notes to the Common Depositary and the DTC Nominee. If the principal amount of the Notes is increased from time to time following a Payment-in-Kind Election pursuant to Section 9.1 of the Indenture on a date after the date of this Agreement, the Principal Paying Agent and the Registrar shall act to the extent set forth in Section 9.1 of the Indenture and the Registrar shall make (or cause to be made) the appropriate endorsements to Schedule A of the Global Notes set forth at the back of the relevant Global Note to represent the increased aggregate principal amount of the Notes thereunder.

3.2 Transfers or Exchange of Interests Between Global Notes and of Beneficial Interests

     The transfers or exchanges of an interest in a Global Note and of any Beneficial Interest will be subject to the restrictions set forth in
     Section 2.7 of the Indenture and, if applicable, the Regulations. The Transfer Agents and the Registrar shall act in any such transfer or exchange to the extent set forth in Section 2.7 of the Indenture and such transfers or exchanges shall be effected in accordance with the applicable procedures of Euroclear or Clearstream Banking and DTC, or their respective successors, as applicable.

3.3  Exchange of Global Notes for Notes in Definitive Form

     To the extent that the circumstances set forth in Section 2.7(e)(i) or (ii) of the Indenture have occurred, the Transfer Agents and the Registrar shall act in the exchange of a relevant Global Note for Definitive Notes to the extent set forth in Section 2.7(e) of the Indenture.

4    PAYMENT BY THE ISSUER

4.1  Payment to the Principal Paying Agent

     Unless the Issuer has notified the Principal Paying Agent that, in accordance with Section 9.3 of the Indenture it will act as its own paying agent, in order to provide for the payment due in respect of the Notes, the Issuer, failing whom the Guarantors, shall unconditionally pay or procure to be paid to the Principal Paying Agent or, in the case of the DTC Restricted Global Note where the Holder has not elected to receive Euros in accordance with Section 2.15 of the Indenture, to the U.S. Paying Agent, for immediate value within the time period set forth in Section 2.15 of the Indenture, an amount sufficient (together with any funds then held by the Principal Paying Agent which are available for such purpose) to pay the amount due in respect of the Notes. In the case of a DTC Restricted Global Note where the Holder has not elected to receive Euros, the U.S. Paying Agent will convert any payments in U.S. dollars prior to payment in accordance with the provisions of Section 2.15 of the Indenture.

4.2  Notification of Payment

     Unless the Issuer has notified the Principal Paying Agent that, in accordance with Section 9.3 of the Indenture it will act as its own paying agent, the Issuer shall on or before 10 a.m. (London time) on the second Business Day prior to each due date for payment in respect of the Notes procure that the bank through which such payment is to be made will send to


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     the Principal Paying Agent confirmation that it has received from the
     Issuer an irrevocable instruction to make the relevant payment (by tested telex or authenticated SWIFT MT-100-Message).

5    NOTIFICATION IN THE EVENT OF NON-PAYMENT

     The Principal Paying Agent shall forthwith notify the Trustee, the other Paying Agents, the Issuer and the Guarantors (a) if it has not by the time specified for its receipt received the confirmation referred to in Clause 4.2, or (b) if it has not by the relevant date specified in Clause 4.1 received unconditionally the full amount in Euros required for the payment, or (c) if it receives unconditionally the full amount of any sum due in respect of the Notes after the relevant date specified in Clause 4.1.

     The Principal Paying Agent shall, at the expense of the Issuer and the Guarantors, forthwith upon receipt of any amount as described in subparagraph (c), cause notice of that receipt to be published under
     Section 1.6 of the Indenture.

6    PAYMENT BY THE PAYING AGENTS

6.1  Payment

     Only upon the receipt by the Principal Paying Agent from the Issuer or the Guarantors of the full amount in respect of any payment falling due, will the Paying Agent pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the Notes and will be entitled to claim any amounts so paid from the Principal Paying Agent. The Paying Agent shall make payment of interest, as due, to the Holder(s) appearing on the Register on the record date for such payment. If any payment provided for in Clause 4.1 is made late but otherwise in accordance with this Agreement the Paying Agent will nevertheless make such payments in respect of the Notes upon receipt of such payment from the Principal Paying Agent. However, unless and until the full amount of any such payment has been made to the Principal Paying Agent the Paying Agent will not be bound to make such payments.

6.2  Reimbursement of Paying Agent

     The Principal Paying Agent will on demand promptly reimburse the Paying Agent from moneys made available for such purpose by the Issuer or the Guarantors, as the case may be, for payments in respect of the Notes properly made by the Paying Agent in accordance with this Agreement.

6.3  Method of Payment to Principal Paying Agent

     All sums payable to the Principal Paying Agent hereunder will be paid in Euros in immediately available funds, to such account with such bank as the Principal Paying Agent may from time to time notify to the Issuer and the Guarantors.

6.4  Surrender of Definitive Registered Notes to Paying Agent

     The Registrar and Paying Agents shall accept surrender of Definitive Registered Notes from Holders as a condition precedent to payment of principal in accordance with the Indenture. At close of business on the second Business Day before the due date for payment in respect of Notes, and, if Definitive Registered Notes are surrendered later than that, on any Business Day thereafter on which Definitive Registered Notes are surrendered, the Paying Agent will notify the Registrar and the Principal


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     Paying Agent of the numbers of the Definitive Registered Notes surrendered to it at that time. The Principal Paying Agent will cancel Definitive Registered Notes surrendered to it and dispose of, or forward to the Issuer, the cancelled Definitive Registered Notes in accordance with
     Section 2.12 of the Indenture.

6.5  Fees and expenses of the Agents

     The Principal Paying Agent will account to each of the other Agents (other than the Security Agent) for their fees and relevant costs and expenses in respect of the services performed by them under this Agreement promptly after receipt thereof from the Issuer or the Guarantors and following payment thereof to the Principal Paying Agent by the Issuer or, as the case may be, the Guarantors, the Issuer and the Guarantors shall have no responsibility for any such payments.

6.6  Trustee's Requirements Regarding Agents

     At any time (a) after a Default or an Event of Default shall have occurred and shall be continuing or the Notes shall otherwise have become due and repayable (b) the Trustee shall have received any money which it proposes to pay under Section 4.6 of the Indenture to the Holders or (c) the Trustee has released the Deposited Amount from the Deposit Account to the Principal Paying Agent to be held pending a redemption of the Notes in accordance with Section 10 of the Indenture, the Trustee may:

     6.6.1 by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent, the other Paying Agent, the Registrar and the Transfer Agent require the Principal Paying Agent, the other Paying Agent, the Registrar and the Transfer Agent pursuant to this Agreement:

          (i) to act thereafter as Principal Paying Agent, Paying Agent, Registrar and Transfer Agent respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Indenture mutatis mutandis on the terms provided in this Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents, the Registrar, the Security Agent and Transfer Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of the Indenture and available for such purpose) and thereafter to hold all Notes and all sums, documents and records held by them in respect of Notes on behalf of the Trustee; or

          (ii) to deliver up all Notes and all sums, documents and records held by them in respect of Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent, the Registrar, the Security Agent or the Transfer Agent is obliged not to release by any law or regulation; and/or

     6.6.2 by notice in writing to each of the Issuer and the Guarantors require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying Agent.

6.7  Notice of change of the Trustee


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     The Issuer shall forthwith give notice to the Principal Paying Agent of any change in the person or persons comprising the Trustee.

6.8  Supplemental Agreement

     The Issuer and the Guarantors shall enter into an appropriate agency agreement supplemental to this Agreement with any Agent not a party to this Agreement. This Agreement and any agreement supplemental thereto shall implement the provisions of the Indenture that relate to each Agent. The Issuer shall promptly notify the Trustee and the Holders of the name and address and of any change in name and address of any Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such on behalf of the Issuer and shall be entitled to appropriate compensation in accordance with the provisions of Section 5.7 of the Indenture.

7    REPAYMENT AND EARLY REDEMPTION

7.1  Repayment

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or Parent, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer or Parent upon receipt of a written request signed by a member of the Board of Directors or the Management Board and delivered to the Trustee, or (if then held by the Issuer or Parent) shall be discharged from such trust; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in London's Financial Times and, for so long as the Notes remain listed on the Luxembourg Stock Exchange, the Luxemburger Wort, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. Subject to Clause 15, the Principal Paying Agent shall not, however, be otherwise required or entitled to repay to the Issuer or the Guarantors any sums received by it under this Agreement.

7.2  Early Redemption - Deposit of Redemption Price

     In the event of the Issuer electing to redeem all or some of the Notes in accordance with Article 10, at least one Business Day before the Redemption Date (or, if such due date is not a Business Day, on the immediately preceding Business Day), the Issuer shall unconditionally pay or procure to be paid to the Principal Paying Agent or if applicable, the U.S. Paying Agent, money sufficient to pay the Redemption Price of and accrued interest and Additional Amounts on all Notes to be redeemed on that date in accordance with Section 10.5 of the Indenture, other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

8    CANCELLATION OF NOTES

8.1  Cancellation by the Principal Paying Agent

     All Notes which are redeemed shall be cancelled by, in the case of Notes in definitive form, the removal of the relevant Holder's name from the Register by the Registrar and, unless otherwise instructed in writing by the Issuer or the Guarantors, cancellation by the Principal Paying Agent of the corresponding Definitive Registered Notes pursuant to Section 2.12of


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     the Indenture or, if instructed by the Issuer or the Guarantors, sending the corresponding Definitive Global Note to the Issuer or the Guarantors (as applicable), and, in the case of Book-Entry Interests in a Global Note, the appropriate amendment of such Global Note by the Principal Paying Agent.

8.2  Cancellation by the Issuer

     If the Issuer or the Guarantors or any of their respective Subsidiaries purchases any Notes, the Issuer or, as the case may be, the Guarantors, shall forthwith cancel them or procure their cancellation (by appropriate amendment of the Global Notes if the Notes are represented thereby) and send the Definitive Registered Notes (if in definitive form) to the Principal Paying Agent for cancellation pursuant to Section 2.12 of the Indenture.

8.3  Cancelled Definitive Registered Notes

     Each Paying Agent shall (unless it is itself the Principal Paying Agent) give all relevant details for the purpose of sub-Clause 8.4 to, and shall forward Definitive Registered Notes surrendered to it promptly to the Principal Paying Agent for cancellation pursuant to Section 2.12 of the Indenture.

8.4  Certification of Payment Details

     Subject to receipt of the information described in sub-Clause 8.3, the Principal Paying Agent shall as soon as reasonably possible, and in any event within one month after the end of the calendar quarter during which any redemption, payment or purchase (as the case may be) takes place furnish the Issuer, the Guarantors, the Trustee and the Registrar with a Certificate stating (as applicable) (1) the aggregate amounts paid in respect of Notes redeemed, (2) the aggregate principal amount of the Notes purchased and cancelled and (3) the Definitive Registered Note numbers of such Notes (unless the Notes are represented by the Global Notes).

8.5  Records

     Subject to receipt of the relevant information, the Principal Paying Agent shall keep a full and complete record of all Notes and of their redemption, payment, cancellation, despatch, destruction and replacement (as appropriate) and shall make such record available at all reasonable times to the Issuer, the Guarantors, the Trustee and the other Agents.

8.6  Identifying Numbers

     The Registrar shall notify the Principal Paying Agent of the identifying numbers of the Definitive Registered Notes which are issued and the same shall form the basis of the records to be kept by the Principal Paying Agent.

8.7  Inspection

     Each of the Issuer and the Trustee, whenever it deems it necessary (acting reasonably), may inspect any Notes or Definitive Registered Notes held by the Principal Paying Agent, and any books and records maintained by the Principal Paying Agent under this Agreement during normal business hours and on giving reasonable notice.

9    ISSUE OF REPLACEMENT DEFINITIVE REGISTERED NOTES

9.1  Stocks of Definitive Registered Notes


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     From time to time after such time (if ever) as Notes may be transferred into names other than those of the holders of the Global Notes, the Issuer will, if Notes in definitive form are issued, cause a sufficient quantity of additional blank Definitive Registered Notes (other than the Global Notes) to be available, upon request, to the Registrar at its specified office for the purpose of delivering replacement Definitive Registered Notes as provided below. The Issuer will promptly notify the Trustee and the Registrar if the member of the board of directors or authorised representative of the Issuer whose manual or facsimile signature appears on such stocks of replacement Definitive Registered Notes ceases to be so authorised. In such circumstances the Issuer will promptly, properly and validly appoint a replacement member of the board of directors or authorised representative and promptly deliver to the order of the Registrar, such number of replacement Definitive Registered Notes as it may reasonably request, duly signed manually or in facsimile by such replacement authorised officer. Upon receipt of such replacement Definitive Registered Notes, the Registrar or its agent will be deemed to have been authorised by the Issuer to destroy any previous replacement Definitive Registered Notes and will notify the Issuer of such destruction.

9.2  Replacement

     The Registrar will authenticate and deliver or cause to be authenticated and delivered any replacement Definitive Registered Notes which the Issuer may determine to issue or deliver in place of Definitive Registered Notes which have been mutilated, defaced, lost, stolen or destroyed in accordance with the provisions of Section 2.8 of the Indenture. The Registrar will inform the Issuer upon receiving any request from a Holder for the issue of a replacement Definitive Registered Note.

9.3  Conditions of replacement

     The Registrar will verify, in the case of an allegedly lost, stolen, destroyed or wrongfully taken Definitive Registered Note in respect of which the identifying number is known or believed to be known, that the
     Note in respect of which such Definitive Registered Note is issued has not been redeemed, converted or purchased and, in each case, cancelled and the Registrar shall not deliver or cause to be delivered any replacement Definitive Registered Note unless and until the applicant therefor shall have:

     9.3.1 paid such expenses, taxes and duties as may be incurred in connection therewith and complied with any further requirements of the Trustee, Registrar, Principal Paying Agent or Issuer permitted pursuant to
          Section 2.8 of the Indenture;

     9.3.2 furnished the Registrar with such evidence (including evidence as to the identifying number of the Definitive Registered Note in question if known), security and indemnity as the Issuer and the Registrar may reasonably require; and

     9.3.3 surrendered to the Registrar any mutilated or defaced Definitive Registered Note to be replaced.

9.4  Cancellation of replaced Definitive Registered Notes

     The Registrar shall pass to the Principal Paying Agent any mutilated or defaced Definitive Registered Notes replaced by it pursuant to this Clause and shall furnish the Issuer, the Guarantors, the Registrar and the Principal Paying Agent with a Certificate, stating the identifying numbers of the Definitive Registered Notes, and the nominal amount of the Notes represented by them, and, unless otherwise instructed in writing by the Issuer or the Guarantors, the Principal Paying Agent shall destroy such


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     cancelled Definitive Registered Notes in accordance with Section 2.12 of the Indenture and furnish the Issuer, the Guarantors, the Registrar and the Principal Paying Agent with a Certificate confirming such destruction and containing information specified in Clause 9.5.

9.5  Notification

     The Registrar shall, on delivering any replacement Definitive Registered Note, forthwith inform the Issuer, the Guarantors, and each of the other Agents (except the Security Agent), of the identifying number of such replacement Definitive Registered Note and (if known) of the numbers of the relevant Notes in place of which such replacement Definitive Registered Note has been delivered.

9.6  Records

     The Registrar shall keep a full and complete record of all replacement Definitive Registered Notes delivered and shall make such record available at all reasonable times to the Issuer, the Guarantors, the Trustee and the Principal Paying Agent.

9.7  Notice of presentation of replaced Definitive Registered Notes

     Whenever any Definitive Registered Note alleged to have been lost, stolen or destroyed in replacement for which a new Definitive Registered Note has been issued shall be surrendered or delivered to an Agent (except the Security Agent) prior to payment or for exchange, the Agent shall immediately send notice thereof to the Issuer, the Guarantors, the Registrar, the Trustee and the Principal Paying Agent.

10   DUTIES OF THE TRANSFER AGENT IN RESPECT OF TRANSFERS

     The Transfer Agent shall perform such duties as are set out herein and in the Indenture and, in performing those duties, shall act in accordance with the Indenture and the provisions of this Agreement. The Transfer Agent will:

10.1 receive requests for the transfer of Notes, inform the Registrar, forward the deposited Definitive Registered Note(s) to the Registrar and assist in the issue of a new Definitive Registered Note in accordance with the Regulations referred to in Clause 14 and in particular forthwith notify the Registrar of (1) the name and address of the holder of the Note, (2) the identifying number of the relevant Notes, (3) (where the full principal amount of the Note in respect of which a Definitive Registered Note was issued is not to be transferred) the principal amount (which must be an authorised denomination) transferred, and (4) the name, address and account for payments (if any) of the transferee to be entered on the Register;

10.2 maintain in safe custody all Notes held by it hereunder and shall ensure that all Notes held by it are issued or delivered by it only in accordance with the Indenture and the provisions of this Agreement;

10.3 provided that it has not received notice from the Principal Paying Agent that the relevant funds have not been received, shall accept surrender and effect repayment of Notes on their due date for repayment;

10.4 keep the Registrar and (if requested) the Principal Paying Agent informed of all transfers; and

10.5 carry out such other acts as may be necessary to give effect to the Indenture and the provisions of this Agreement.

11   DUTIES OF THE REGISTRAR

11.1 The Registrar

     The Registrar shall maintain a register (the "REGISTER") at its specified office (or such other city as may be agreed between the Issuer and the Trustee) in accordance with Section 2.3 of the Indenture and the Regulations. The Register shall show the amount of the Notes and the date of issue and all subsequent cancellations, transfers, changes of ownership and exchanges in respect thereof and the names and addresses of the holders of the Notes. The Registrar shall at all reasonable times during office hours make the Register available to the Issuer, Guarantors, the Trustee, the other Agents or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of Notes, their addresses, registered accounts, holdings and other details as they may request. The Register will include a record of the identifying number of each Definitive Registered Note which is issued.

11.2 Transfers

     The Registrar will receive requests for the transfer of Notes and will also receive Definitive Registered Notes deposited with the Transfer Agents for transfer, effect the necessary entries, authenticate and issue new Definitive Registered Note(s) in accordance with the Regulations referred to in Clause 14 and deliver new Definitive Registered Note(s) to the Transfer Agent.

11.3 The Registrar shall, so long as any Note is outstanding:

     11.3.1 effect exchanges of the Global Note or part thereof for Definitive Registered Notes, keep record of all exchanges (which exchanges shall not be effective until recorded in the Register) and ensure that the Principal Paying Agent is notified forthwith after any exchange;

     11.3.2 register all transfers of Notes (which transfer shall not be effective until recorded in the Register);

     11.3.3 receive any document in relation to or affecting the title to any of the Notes including all forms of transfer, forms of exchange, probates, letters of administration and power of attorney;

     11.3.4 maintain a proper record of the details of all documents received by itself or the Transfer Agent;

     11.3.5 prepare all such lists of holders of the Notes as may be required by the Issuer or the Principal Paying Agent in accordance with the Indenture or this Agreement;

     11.3.6 subject to applicable laws and regulations, at all reasonable times during office hours and upon reasonable notice make the Register available to the Issuer, Guarantors, the Trustee and the Principal Paying Agent or any person authorised by any of them and the holder of any Notes for inspection and for the taking of copies or extracts;

     11.3.7 comply with the proper and reasonable requests of the Issuer with respect to the maintenance of the Register and give to the Principal Paying Agent and the Transfer Agent such information as may be reasonably required by them for the proper performance of their respective duties;

     11.3.8 forthwith, and in any event within three business days of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other regulations), issue, upon receipt by it of, or receipt by it of notification from the Transfer Agent of delivery to it of, Definitive Registered Notes for transfer or the Global Note for exchange (or part exchange) into Definitive Registered Notes, duly dated and completed Notes in the name of the registered holders and deliver the Notes at its specified office or at the specified office of the Transfer Agent or (at the risk of the relevant registered holders) send the Notes to such address as the registered holder may request.

11.4 Notes shall be dated:

     11.4.1 in the case of a Note issued in exchange for all or part of the Global Note, the date of issue of the relevant Global Note;

     11.4.2 in the case of a Note issued to the transferor upon transfer in part of a Note, the same date as the date of the Note transferred; or

     11.4.3 in the case of a Note issued in replacement of a lost, stolen, mutilated, defaced or destroyed Note, with the same date in replacement of which it is issued.

11.5 Miscellaneous

     The Registrar will carry out such other acts as may be necessary to give effect to the Indenture and the other provisions of this Agreement. The Registrar will comply with proper and reasonable requests of the Issuer and the Guarantors with respect to the maintenance of the Register and give to them such information with respect thereto as may be reasonably required by them for the performance of their respective duties under this Agreement and the Indenture.

12   DUTIES OF THE SECURITY AGENT

12.1 Subject to sub-clause 12.2, the Security Agent will provide the following services to the Trustee pursuant to its appointment under this Agreement, subject to such modifications as shall be agreed in writing between the Security Agent and the Trustee from time to time. No consent from the other parties to this Agreement shall be required for such modifications to take effect. The Security Agent shall:

     12.1.1 upon instructions received from the Trustee , represent the Trustee, in its capacity as pledgee, in any matters related to the filing of any Security Documents with the Polish courts;

     12.1.2 upon instructions received from the Trustee, make any representations to local and government authorities with respect to any action the Trustee as pledgee may be directed to undertake, as may be agreed between the Security Agent and the Trustee;

     12.1.3 upon instructions received from the Trustee in writing, arrange the appointment of other Polish entities to facilitate any action that the Trustee in its capacity as pledgee is directed to take, including:

          (i) appointing local property or other agents to arrange for the sale of land, buildings and, where relevant, any other Collateral, and/or

          (ii) stockbrokers/investment banks to facilitate the sale of Pledged Shares or other financial assets;

     12.1.4 upon instruction received from the Trustee, the Security Agent will make a pre-selection of professional firms operating on the Polish market specializing in activities mentioned in items (i) and (ii) above according to the criteria specified by the Trustee and provide this pre-selection in the form of a list to the Trustee. The Trustee will instruct the Security Agent which entity from the list it wishes the Security Agent to instruct and the Security Agent will appoint such entity to carry out the actions required by the Trustee;

     12.1.5 upon instructions received from the Trustee, in connection with the exercise of rights under sub-clause 12.1.3(i), the Security Agent shall apply for consent from the Ministry of Internal Affairs and Administration;

     12.1.6 upon instructions received from the Trustee, assist the Trustee:

          (i)  in establishing any further pledges in respect of new Collateral;

          (ii) in entering into any Intercreditor Deed as contemplated by the Indenture; and

          (iii) in the enforcement of Collateral after an uncured Event of Default has occurred on instructions by the Trustee; and


     12.1.7 the duties connected with the enforcement of the Collateral will, upon instructions received from the Trustee and the provision by the Trustee of any appropriate power of attorney or authorisation (if applicable), include:

          (i)  collecting cash from banks accounts; and

          (ii) launching and assisting in execution proceedings .

12.2 Without prejudice to any of sub-clauses 17.3, 17.4, 17.5 or any other provisions in this Agreement relating to the exclusion of liability of Agents, the scope of the Security Agent's duties hereunder and under any Security Document shall be limited as follows:

     12.2.1 any action to be taken (including without limitation pledging or re-pledging), will be taken by the Security Agent only after the Security Agent's legal counsel, at the cost of the Issuer, has confirmed that any document to be entered into is or will be when executed, valid, legal, binding and enforceable in accordance with its terms and does not compromise the position of the Trustee as pledgee and trustee for the Noteholders;

     12.2.2 the Security Agent in acting hereunder shall not incur any liability in respect of any action taken or omitted in reliance upon any instruction from the Trustee or the written advice of a reputable law firm delivered in good faith on the basis of applicable law or any official information in writing or any decision from any governmental authority competent to give such information or decision;

     12.2.3 the Security Agent will have no responsibility for the enforceability of Security Documents. The form of all agreements that the Security Agent is expected to conclude will be substantially in the forms agreed in the Exhibits to the Indenture and presented to the

          Security Agent (as drafted by the legal counsel to the other counterparties) a reasonable time before they are asked to sign such agreements;

     12.2.4 the Security Agent shall not be responsible for the selection of the assets being made subject to any Security Documents;

     12.2.5 the Security Agent shall not become the owner of any Collateral;

     12.2.6 the Security Agent assumes no obligations towards the Holders pursuant to this Agreement and its duties are owed solely to the Trustee;

     12.2.7 the Security Agent shall be entitled to rely on, and shall be protected in acting upon, and shall be entitled to treat as genuine and as the document it purports to be, any instruction, letter, paper or other document furnished to it by the Trustee and believed by the Security Agent, acting reasonably, to be genuine and to have been signed and presented by the proper person or persons; and

     12.2.8 the Security Agent shall not be under any obligation to take any action under any agreement which it expects will result in any expense, the payment of which within a reasonable time is not, in its opinion, assured to it (or has not been covered in advance by a security deposit in the amount sufficient to cover each action which the Security Agent is instructed to carry out before the action is taken), provided that: (i) it shall notify the relevant party of its intention not to take such action and (ii) it has not otherwise been provided with sufficient funds to cover such expenses.

12.3 Each of the Trustee and the Security Agent agree with the other that, upon the receipt by one of them of any notice, documents or information relating to the performance of the Security Agents services under this Agreement, it will promptly upon receipt thereof either provide the other with a copy of such notice or document or communicate such information by such other appropriate means.

13   DOCUMENTS AND DEFINITIVE REGISTERED NOTES FOR THE TRANSFER AGENT

13.1 Supply of Definitive Registered Notes

     From time to time after such time (if ever) as Notes may be transferred into names other than those of the holders of the Global Notes, the Issuer will deliver to the Transfer Agent promptly after receiving a request from the Transfer Agent:

     13.1.1 a supply of blank Definitive Registered Notes sufficient to meet the Transfer Agent's anticipated requirements for Definitive Registered Notes upon effecting the transfers required by the holders of the Global Notes; and

     13.1.2 from time to time, so long as any Note is outstanding, sufficient additional blank Definitive Registered Notes as may be required for the performances of the Transfer Agent's duties.

13.2 Safekeeping of Definitive Registered Notes

     The Transfer Agent shall maintain in safe custody all Definitive Registered Notes and blank Definitive Registered Notes delivered to and held by it and shall ensure that Definitive Registered Notes are issued only in accordance with the Indenture (including the provisions of the Global Notes) and the provisions of this Agreement.

13.3 The Transfer Agent shall perform such duties as are set out herein and in the Indenture and, in performing those duties, shall act in accordance with the Indenture and the provisions of this Agreement.

13.4 When Notes are presented by a Holder to the Transfer Agent with a request to register the transfer of the Notes or to exchange such Notes for an equal principal amount of Notes of other authorised denominations, the Transfer Agent shall register the transfer or make the exchange as requested only if the Notes are presented or surrendered for registration of transfer or exchange and are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Transfer Agent duly executed by such Holder or by his attorney, duly authorised in writing. In the case of a transfer of part only of a Note, a new Note shall be issued to the transferee in respect of the part transferred and a further new Note in respect of the balance of the holding not transferred shall be issued to the transferor. Each new Note to be so issued shall be available for delivery within three business days of receipt by the Transfer Agent or any Paying Agent at its specified office of the relevant Note and the form of transfer.

13.5 The Transfer Agent shall:

     13.5.1 if appropriate, charge to the holder of a Note presented for transfer (a) the costs and expenses (if any) of the Registrar in delivering Notes issued on such transfer other than by ordinary uninsured mail and (b) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer and, in each case, account to the Registrar for those charges; and

     13.5.2 carry out other acts as may be necessary to give effect to the Indenture and the other provisions of this Agreement.

13.6 Information

     Within seven days of any request therefor by the Issuer or the Guarantors or any Agent, so long as any of the Notes are outstanding, the Transfer Agent shall certify to the Issuer, the Guarantors and the relevant Agent the number of blank Definitive Registered Notes held by it hereunder.

14   INFORMATION AND REGULATIONS CONCERNING THE NOTES

14.1 Provision of Information

     The Transfer Agent will give to the other Agents such further information with regard to their activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

14.2 Regulations

     The Issuer may from time to time with the prior written approval of the Registrar and the Trustee promulgate regulations (the "REGULATIONS"), in accordance with the terms of the Indenture and applicable law, concerning the carrying out of transfers and registration and the forms and evidence to be provided. All such transfers will be made subject to the Regulations. The initial Regulations are set out in the Schedule hereto. The Agents (except the Security Agent) agree to comply with such Regulations as they may be amended from time to time.

15   REMUNERATION

15.1 Fees

     The Issuer (failing whom the Guarantors) will, in respect of the services to be performed by the Agents under this Agreement, pay to the Principal Paying Agent the commissions, fees and expenses of the Agents as separately agreed in writing with the Principal Paying Agent and neither the Issuer nor the Guarantors need concern itself with the apportionment of such moneys as between the Agents, except in the case of the Security Agent where such commissions, fees and expenses will be paid directly to the Security Agent and as agreed to between Netia Holdings S.A. and the Security Agent.

15.2 Costs

     The Issuer (failing whom the Guarantors) will pay to the Principal Paying Agent all reasonable out-of-pocket expenses (including, without limitation, reasonable advertising, postage and insurance expenses and the reasonable fees and expenses of legal advisers) properly incurred by any Agent in connection with its services properly performed under this Agreement or in connection with the investigation or defence of any claims arising out of any action taken or omitted in connection with this Agreement promptly upon receipt from the Principal Paying Agent of notification of the amount of such expenses together with the relevant invoices and/or receipts, except in the case of the Security Agent where such expense will be paid directly to the Security Agent and as agreed to between Netia Holdings S.A. and the Security Agent).

15.3 Stamp duties

     The Issuer (failing whom the Guarantors) will pay or reimburse all stamp, transaction and other taxes, fees or duties, if any, to which this Agreement may be subject. 16 PAYING AGENTS

16.1 Repayments

     The Issuer or the Guarantors (as the case may be) at any time may require the Principal Paying Agent or the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default under the Notes, upon written request to the Principal Paying Agent or the Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment such Paying Agent shall have no further liability for the money delivered to the Trustee. The Trustee may at any time require the Security Agent to pay all money received by it which relates to the enforcement of the Security Documents to the Trustee and account for any funds disbursed.

16.2 Use of moneys

     Each of the Principal Paying Agent, the Paying Agent and the Security Agent shall be entitled to deal with moneys paid to it by the Issuer or the Guarantors for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Issuer or the Guarantors for any interest thereon. No Agent shall exercise any right of set-off or lien or similar claim over moneys paid to it or under this Agreement. All payments to be made by either Paying Agent hereunder shall be made without charging any commission or fee to the Holders or any of them.

17   MISCELLANEOUS

17.1 Publication of notices

     On behalf and at the request of the Issuer, the Principal Paying Agent will promptly cause to be mailed and published any notices (in the form provided to the Principal Paying Agent by the Issuer, the Guarantors or the Trustee or the Security Agent, as the case may be) required to be given by the Issuer, the Guarantors or the Trustee or the Security Agent in accordance with the Indenture, save as set out herein. The Principal Paying Agent shall promptly send by mail and by fax to the Issuer, the Guarantors, the Trustee and the Agents two copies of every notice given to the Holders in accordance with the Indenture.

17.2 Notices to the Trustees

     Upon each occasion that the Issuer or the Guarantors gives to the Trustee any notice in connection with the Notes, the Issuer or the Guarantors shall at the same time give a similar notice to the Principal Paying Agent (unless the Principal Paying Agent is also the Trustee).

17.3 No implicit duties

     The Agents shall be obliged to perform such duties, and only such duties, as are herein and in the Indenture specifically set forth and no implied duties or obligations shall be read into this Agreement or the Indenture against any of them. None of the Agents shall be under any obligation to take any action hereunder which may involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, ensured to it.

17.4 No agency or trust

     In acting hereunder and in connection with the Notes, the Agents (except the Security Agent) shall act solely as agents of the Issuer and the Guarantors (or, where a notice given by the Trustee pursuant to Clause 6.6 shall not have been withdrawn and, in the case of the Security Agent at all times, the Trustee) and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Holders.

17.5 Taking of advice

     Any of the Agents may consult with legal or other professional advisers satisfactory to it, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

17.6 Liability

     The Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer, the Guarantors or the Trustee, as the case may be, or any Note, Definitive Registered Note, form of transfer, resolution, direction, consent, Definitive Registered Note, Security Document, affidavit, statement, telex, facsimile transmission or other paper or document believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

17.7 Indemnity by the Issuer

     The Issuer (failing whom the Guarantors on a several basis) will indemnify each of the Agents against any losses, liabilities, costs, expenses, claims, actions and demands (including, but not limited to, the reasonable fees and expenses of its legal advisers and agents) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise or non-exercise by it or its powers, discretions and duties, except such as may result from the breach by it of the terms of this Agreement or its own wilful misconduct, wilful default, negligence or bad faith or that of its directors, officers, employees or agents.

17.8 Entitlement to treat holder as owner

     Except as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer or the Guarantors with the approval of the Trustee, each of the Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes as the absolute owner of such Note or principal amount, as the case may be, for all purposes (whether or not such Note or principal amount shall be overdue and notwithstanding any notice of ownership, trust or any interest, in it, or any notice or loss or theft thereof or any writing thereon) and no Agent shall be affected by any notice to the contrary.

17.9 Copies of documents

     So long as any of the Notes remains outstanding the Issuer shall provide the Agents with a sufficient number of copies of the Indenture and of each of the documents which are provided to the Trustee or which are required to be made available by the Dutch composition plans ("akkoorden") as amended on 28 October 2002, by stock exchange regulations or are stated in the offering circular dated 27 September 2002 relating to the Notes to be available and, subject to being provided with such copies, each of the Agents (except the Security Agent) will procure that such copies shall be available at its specified office for examination by Holders and that copies thereof will be furnished to Holders upon request.

17.10 Acquisition of Notes

     Any Agent and its respective officers, directors and employees, in an individual capacity or any other capacity may become the owner of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantors and may act on, or as depositary, trustee or Agent for, any committee or body of holders of Notes or other obligations of the Issuer, the Guarantors or any other person as freely as if it were not appointed hereunder.

17.11 Merger

     Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, exchange or consolidation to which any Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, exchange or consolidation shall forthwith be given to the Issuer, the Guarantors, the Trustee and the Holders by the successor Agent.

18   CHANGES IN AGENTS

18.1 Appointment and termination of appointment

     18.1.1 The Issuer and the Guarantors may appoint further or other Agents. Each of the Issuer and the Guarantors agrees that, for so long as any
          Note is outstanding (as defined in the Indenture) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law. Each of the Issuer and the Guarantors further agrees that, where each of the Relevant Taxing Jurisdictions requires tax to be withheld or deducted from payments under the Notes, its Subsidiary Guarantee or the Indenture, they will appoint a Paying Agent in a jurisdiction which does not require tax to be withheld or deducted from any such payment.

     18.1.2 The Issuer and the Guarantors may also terminate the appointment of any Agent (other than the Security Agent) at any time subject to the prior written approval of the Trustee. Such termination shall be effective by giving:

          (i)  to the Trustee; and

          (ii) to the Agent whose appointment is to be terminated (with a copy, where applicable, to the Principal Paying Agent or the Registrar (as the case may be)),

          at least 60 days' written notice to that effect. The Trustee may, by giving at least 60 days' written notice to the Security Agent, terminate the appointment of the Security Agent. However, no such notice relating to the termination of the appointment of the Principal Paying Agent, the Security Agent or the Registrar shall take effect until a new Principal Paying Agent, Security Agent or, as the case may be, Registrar approved in writing by the Trustee has been appointed on terms approved in writing by the Trustee. The Issuer and the Guarantors shall procure that there are at all times such Agents as required by the Indenture. The termination of the appointment of any Agent shall not take effect (1) until notice thereof shall have been given to the Holders in accordance with Section 1.6 of the Indenture
          (2) within the period commencing 30 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date.

18.2 Resignation

     Any Agent may resign its appointment hereunder at any time by giving to the person(s) referred to in sub-Clause 18.1.2 and (except in the case of the Security Agent) the Issuer at least 60 days' written notice to that effect, provided that (i) in the case of the resignation of the Principal Paying Agent, the Security Agent or the Registrar, no such resignation shall take effect until a new Principal Paying Agent, Security Agent or Registrar is approved in writing by the Trustee, (ii) no such resignation shall take effect unless upon the expiry of the notice period there are Agents as required by Clause 18.1, (iii) no such resignation shall take effect until notice thereof shall have been given to the Holders in accordance with
     Section 1.6 of the Indenture and (iv) no such notice shall be given so as to expire within a period commencing 45 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date.

18.3 Delivery of Records by Principal Paying Agent on Termination

     If the appointment of the Principal Paying Agent hereunder is terminated or the Principal Paying Agent resigns its appointment hereunder, the Principal Paying Agent shall, on the date on which such termination or resignation takes effect, pay to the successor Principal Paying Agent the amounts held by it in respect of Notes which have not been presented for payment and any other amounts held by it in respect of the Notes and shall deliver to the successor Principal Paying Agent Definitive Registered Notes surrendered to it but not yet destroyed and all records concerning Notes and the Definitive Registered Notes maintained by the Principal Paying Agent pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

18.4 Delivery of Records by Registrar on Termination

     If the appointment of the Registrar is terminated or the Registrar resigns its appointment hereunder, the Registrar shall, on the date on which such termination or resignation takes effect, deliver to the successor Registrar, the Register, all Definitive Registered Notes and blank Definitive Registered Notes held by it and all other records concerning the Notes maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

18.5 Delivery of Records by Agents on Termination

     If the appointment of any Agent is terminated or any Agent resigns its appointment hereunder, such Agent shall, on the date on which such termination or resignation takes effect, deliver to any successor Agent or, if none, the Principal Paying Agent (and in the case of the Security Agent to the Trustee) any records concerning the Notes maintained by it pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

18.6 Change of office

     If any Agent (except the Security Agent) shall change its specified office, it shall give to the Issuer, the Guarantors, the Principal Paying Agent and the Trustee not less than 30 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter, the Principal Paying Agent shall give to the Holders, on behalf of and at the expense of the Issuer, failing whom the Guarantors, notice of such change and the address of the new specified office in accordance with
     Section 1.6 of the Indenture. If the Security Agent shall change its specified office, it shall give to the Trustee not less than 30 days' prior written notice to that effect giving the address of the new specified office.

19   NOTICES

     Any communication shall be by letter sent by pre-paid registered post or courier or by facsimile transmission:

     to the Issuer:                            ul. Poleczki 13
                                               02-822 Warsaw
                                               Poland
                                               Attention: Ewa Don-Siemion
                                               Tel:  +48 22 330 2086
                                               Fax:  +48 22 330 2083
     to Netia Holdings S.A.:                   ul. Poleczki 13
                                               02-822 Warsaw
                                               Poland
                                               Attention: Avraham Hochman
                                               Facsimile: +48 22 330 2022
                                               Telephone: + 48 22 330 2000

     to Netia Telekom S.A.:                    ul. Poleczki 13
                                               02-822 Warsaw
                                               Poland
                                               Attention: Avraham Hochman
                                               Facsimile: +48 22 330 2022
                                               Telephone: + 48 22 330 2000

     to Netia South Sp. z o.o:                 ul. Poleczki 13
                                               02-822 Warsaw
                                               Poland
                                               Attention: Avraham Hochman
                                               Facsimile: +48 22 330 2022
                                               Telephone: + 48 22 330 2000

     to the Trustee, the Principal Paying      The Bank of New York
     Agent, the Paying Agent, the Registrar    48th Floor
     and the Transfer Agent:                   One Canada Square
                                               London E14 5AL
                                               United Kingdom
                                               Attention: Global Trust Services
                                               Facsimile: +44 20 7964 6399
                                               Telephone: +44 20 7964 7495

     to the Security Agent                     ING Bank Slaski S.A.
                                               Plac Trzech Krzyzy 10/1
                                               00-950 Warsaw
                                               Attention: Neon - Security Agent
                                               Facsimile: +48 22 820 40 78/76/74
                                               Telephone: +48 22 820 40 25



     Any notice or demand sent by post as provided in this Clause shall be deemed (unless any relevant part of the postal service is affected by industrial action) to have been given, made or served three days (in the case of inland post) or seven days (in the case of overseas post) after despatch and any notice sent by fax as provided in this Clause shall be deemed to have been given, made or served 24 hours after despatch and receipt of confirmation of error-free transmission (if received during business hours and, if not, on the next business day in the place of receipt). Subject thereto, neither the non-receipt of, nor the time of receiving, any such confirmation of a notice given by fax as is referred to above shall invalidate or affect such notice or the time at which it is deemed as provided above to have been given. Any communication not by letter shall be confirmed by letter provided that non-receipt of such letter shall not invalidate the notice given.

     Any of the parties named above may change its address for the purpose of this Clause by giving notice of such change to the other parties to this Agreement.

20   GOVERNING LAW AND JURISDICTION

20.1 Governing Law

     This Agreement shall be governed by and construed in accordance with English Law.

20.2 Jurisdiction

     The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any litigation or proceedings arising out of or in connection with this Agreement ("PROCEEDINGS") may be brought in such courts. The Issuer and the Guarantors each hereby irrevocably submits for all purposes for or in connection with this Agreement to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the Trustee and each of the Agents and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3 SERVICE OF PROCESS: Each of the Issuer and the Guarantors irrevocably appoints WG&M Secretaries Limited of Second Floor, One South Place, London EC2M 2WG as its authorised agent for service of process in England regarding Proceedings in the courts of England. If for any reason such agent shall cease to be such agent for the service of process, each of the Issuer and the Guarantors shall forthwith appoint a new agent for service of process in England and deliver to the Principal Paying Agent a copy of the new agent's acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

21   COUNTERPARTS

     This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.

22   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

IN WITNESS whereof the parties hereto have executed this Agreement as of the date first above written.



NETIA HOLDINGS B.V.

By: /S/ EWA DON-SIEMION
   -----------------------
   Name: Ewa Don-Siemion
   Title:Vice President, Legal

NETIA HOLDINGS S.A.                         NETIA HOLDINGS S.A.

By: /S/ WOJCIECH MADALSKI                   By: /S/ AVRAHAM HOCHMAN
  -----------------------                     ---------------------
  Name: Wojciech Madalski                     Name: Avraham Hochman
  Title: Chief Executive Officer              Title: Chief Financial Officer

NETIA TELEKOM S.A.                          NETIA TELEKOM S.A.

By: /S/ WOJCIECH MADALSKI                   By: /S/ AVRAHAM HOCHMAN
  -----------------------                     ---------------------
  Name: Wojciech Madalski                     Name: Avraham Hochman
  Title: Chief Executive Officer              Title: Chief Financial Officer

NETIA SOUTH Sp. z o.o.                      NETIA SOUTH Sp. z o.o.

By: /S/ WOJCIECH MADALSKI                   By: /S/ AVRAHAM HOCHMAN
  -----------------------                     ---------------------
  Name: Wojciech Madalski                     Name: Avraham Hochman
  Title: Chief Executive Officer              Title: Chief Financial Officer

THE BANK OF NEW YORK
(as Principal Paying Agent)

By: /S/ PAUL PEREIRA
    ----------------------------
   Name: Paul Pereira
   Title: Assistant Vice President

THE BANK OF NEW YORK
(as Paying Agent and Transfer Agent)

By: /S/ PAUL PEREIRA
    ------------------------------
    Name: Paul Pereira
   Title: Assistant Vice President

THE BANK OF NEW YORK  (LUXEMBOURG)  S.A.
(as  Luxembourg  Paying Agent and Transfer Agent)

By: /S/ DAVID MICALLEF                              By: /S/ IAN BAILLIE
  --------------------------------                     -------------------------
  Name: David Micallef                               Name: Ian Baillie
  Title: Deputy General Manager                      Title: Managing Director

THE BANK OF NEW YORK
(as Registrar)

By: /S/ PAUL PEREIRA
   -------------------------------
   Name: Paul Pereira
  Title: Assistant Vice President

THE BANK OF NEW YORK
(as Trustee)
By: /S/ PAUL PEREIRA
   -------------------------------
   Name: Paul Pereira
  Title: Assistant Vice President

ING BANK SLASKI S.A.
(as Security Agent)

By: /S/ JUSTYNA KESLER                            By: /S/ PRZEMYSLAW CISZECKI
  --------------------------------                  ----------------------------
 Name: Justyna Kesler                              Name: Przemyslaw Ciszecki
Title: Commercial Proxy                            Title: Commercial Proxy

                                    SCHEDULE

                           REGULATIONS CONCERNING THE
              TRANSFER AND REGISTRATION OF NOTES IN DEFINITIVE FORM

1 The Issuer shall at all times ensure that the Registrar maintains in London, or at such other place in the United Kingdom as the Trustee may agree, a register showing the amount of the Notes in definitive form from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Notes in definitive form. The Issuer, the Guarantors, Trustee and the Holders of the Notes in definitive form or any of them and any person authorised by it or any of them may at all reasonable times during office hours inspect the register and take copies of or extracts from it. The register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2 Each Note in definitive form shall have an identifying serial number which shall be entered on the register.

3 The Notes in definitive form are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its directors duly authorised in writing.

4 The Notes in definitive form to be transferred must be delivered for registration to the specified office of the Registrar or the Transfer Agent with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Notes in definitive form and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its directors, the authority of that person or those persons to do so.

5 The executors or administrators of a deceased holder of Notes in definitive form (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Notes in definitive form.

6 Any person becoming entitled to Notes in definitive form in consequence of the death or bankruptcy of the holder of such Notes in definitive form may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall require be registered himself as the holder of such Notes in definitive form or, subject to the preceding paragraphs as to transfer, may transfer such Notes in definitive form. The Issuer shall be at liberty to retain any amount payable upon the Notes in definitive form to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Notes in definitive form.

7 Unless otherwise requested by him, the holder of Notes in definitive form of any series shall be entitled to receive only one Note in definitive form in respect of his entire holding of such series.

8 The joint holders of Notes in definitive form of any series shall be entitled to one Note in definitive form only in respect of their joint holding of such series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Notes in definitive form in respect of such joint holding.

9 Where a holder of Notes in definitive form has transferred part only of his holding of any series there shall be delivered to him without charge a Note in definitive form in respect of the balance of such holding.

10 The Issuer shall make no charge to the Holders for the registration of any holding of Notes in definitive form or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or of the Transfer Agent or by post to the address specified by the Holder. If any Holder entitled to receive a Note in definitive form wishes to have the same delivered to him otherwise than at the specified office of the Registrar or of the Transfer Agent, such delivery shall be made, upon his written request to the Registrar or the Transfer Agent, at his risk and (except where sent by post to the address specified by the Holder) at his expense.

11 The holder of a Note in definitive form may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Note in definitive form notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto. The Issuer, the Guarantors and the Trustee shall not be bound to see to the execution of any trust to which any Note in definitive form may be subject and no notice of any trust shall be entered on the register. The holder of a Note in definitive form will be recognised by the Issuer and the Guarantors as entitled to such
     Note in definitive form free from any equity, set-off or counterclaim on the part of the Issuer or the Guarantors against the original or any intermediate holder of such Note in definitive form.